UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2014

CAMBIUM LEARNING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-932-9500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On May 21, 2014, the Board of Directors (the “Board”) of Cambium Learning Group, Inc. (the “Company”) appointed Clifford Chiu to serve as a member of the Board. The Board has not appointed Mr. Chiu to any committee, and as of the filing of this current report on Form 8-K has made no decisions about which committee Mr. Chiu may serve as a member.

Mr. Chiu is not a party to any arrangement or understanding pursuant to which he was appointed as a director, nor is Mr. Chiu a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2014, the Company held its annual meeting of stockholders at which the stockholders voted upon (i) the re-election of David Bainbridge and Walter Bumphus as Class II directors to the Company’s Board of Directors for three-year terms, (ii) the Company’s executive compensation, (iii) the frequency of future stockholder votes on executive compensation (iv) the approval of the Company’s third amended and restated certificate of incorporation allowing the Board to set the number of directors and declassify the Board and (v) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The Company had 44,874,440 shares of Common Stock outstanding as of March 24, 2014, the record date for the Annual Meeting. At the Annual Meeting, holders of a total of 43,980,475 shares of Common Stock were present in person or represented by proxy. The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1: The shareholders voted to elect the following individuals as Class II directors for a three-year term with the votes shown:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
David Bainbridge	36,801,336	0	4,218,674	2,960,465
Walter Bumphus	40,963,734	0	56,276	2,960,465

Proposal 2: The shareholders voted to approve the Company’s executive compensation with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,379,123	2,103,323	537,564	2,960,465

Proposal 3: The shareholders voted to conduct future stockholder votes on executive compensation every three years with the votes shown:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
6,246,416	1,683	34,231,485	540,426	2,960,465

Proposal 4: The shareholders voted to approve the Company’s third amended and restated certificate of incorporation with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,544,409	7,167	428,899	0

Proposal 5: A proposal to ratify Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was adopted with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,946,691	815	32,969	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

As described above, the following exhibit is filed with this report:

Exhibit 99.1 – Press Release, dated May 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

May 22, 2014	By:	/s/ Barbara Benson
Name: Barbara Benson
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 21, 2014